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As filed with the Securities and Exchange Commission on May 3, 2005.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Skies Satellites Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (State of Incorporation or Organization)	98-0439657 (I.R.S. Employer Identification No.)
Canon's Court, 22 Victoria Street, Hamilton, Bermuda (Address of Principal Executive Offices)	HM12 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-122322 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1:    Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $0.01 per share (the "Common Stock") of New Skies Satellites Holdings Ltd. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-122322) (the "Registration Statement") relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Prospectus"). The description of the Common Stock contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

Item 2:    Exhibits.

3.1	Certificate of Incorporation and Memorandum of Association of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-122322).
3.2	Form of Amended and Restated Bye-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, File No. 333-122322).
4.1	Form of Specimen Certificate of the Registrant's Common Stock (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, File No. 333-122322).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW SKIES SATELLITES HOLDINGS LTD.
Date: May 3, 2005	By:	/s/ THAI RUBIN
		Name:	Thai Rubin
		Title:	Secretary

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  Item 1: Description of Registrant's Securities to be Registered.
  Item 2: Exhibits.
SIGNATURE